SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2003

Keane, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 City Square Boston, MA	02129
(Address of principal executive offices)	(Zip Code)

(617) 241-9200

Registrant’s telephone number, including area code

Ten City Square, Boston, MA 02129

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

On June 12, 2003, Keane, Inc., a Massachusetts corporation (“Keane”), issued a press release announcing that it had entered into an agreement to sell $125 million (plus an option to purchase an additional $25 million) of 2.0% Convertible Senior Debentures due 2013 (the “Debentures”), through a Rule 144A offering to qualified institutional buyers. Keane also agreed to purchase, concurrently with the offering, approximately $37.3 million of its common stock sold short by purchasers of the debentures in negotiated transactions. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated June 12, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2003	KEANE, INC.

By: /s/ John J. Leahy
John J. Leahy Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 12, 2003

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